UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 26, 2026

Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CVGI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Chief Financial Officer
On March 26, 2026, Andy Cheung, Chief Financial Officer of Commercial Vehicle Group, Inc. (the “Company”), notified the Company of his decision to resign from his position as Chief Financial Officer and from any and all other positions held with the Company and its subsidiaries and affiliates, effective April 15, 2026. Mr. Cheung is expected to continue to serve as Chief Financial Officer through the effective date to assist with the transition.
Mr. Cheung is resigning to accept a position as chief financial officer of a mid-cap publicly traded company.
Mr. Cheung’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including any accounting principles or practices, financial statement disclosures or internal controls.
In connection with Mr. Cheung’s resignation, the treatment of Mr. Cheung’s equity awards and other compensation and benefits will be governed by the terms of the applicable equity incentive plans, award agreements and any applicable agreements. Subject to the foregoing, the Company expects that all unvested equity awards and other unvested benefits held by Mr. Cheung will be forfeited and terminate as of the effective date of resignation. The foregoing description is qualified in its entirety by reference to such plans and agreements, which control in all respects.
Appointment of Chief Financial Officer
On March 26, 2026, the Company promoted Angie O’Leary, age 44, as Interim Chief Financial Officer. Ms. O’Leary will also continue to serve in her current role as the Corporate Controller and Chief Accounting Officer.
Ms. O’Leary has served as the Company’s Senior Vice President, Corporate Controller and Chief Accounting Officer since December 2020. Prior to joining the Company, Ms. O’Leary held several leadership roles at Vertiv Holdings Co from May 2017 to December 2020, including Interim Corporate Controller. Earlier in her career, Ms. O’Leary held several roles at Deloitte & Touche LLP beginning in January 2004, culminating in the role of Senior Manager – Audit, from August 2010 to May 2017.

In 2003, Ms. O’Leary obtained a Bachelor of Science degree in Business Administration and a Master of Accounting from The Ohio State University. Ms. O’Leary has been a Certified Public Accountant (active status) since 2005.

In connection with Ms. O’Leary’s appointment as Interim Chief Financial Officer, the compensation committee of the board of directors of the Company adjusted Ms. O’Leary’s compensation as follows: base salary from $285,000 to $400,000, target bonus percentage from 40% to 65%, long-term incentive award from $142,500 to $400,000, and severance payment upon change in control of the Company from 6 months to 12 months.
There are no family relationships between Ms. O’Leary and any director or executive officer of the Company, and there are no transactions between Ms. O’Leary and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01    Regulation FD Disclosure.
On April 1, 2026, the Company issued a press release announcing the change in its Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 is being furnished pursuant to Regulation FD and no part shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated April 1, 2026.
104	Cover Page Interactive Data File (embedded in the cover page form).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

April 1, 2026	By:	/s/ Aneezal H. Mohamed
	Name:	Aneezal H. Mohamed
	Title:	Chief Legal Officer